UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

WAGEWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Park Place, 4th Floor San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 577-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2018, WageWorks, Inc., a Delaware corporation (the “Company”), entered into a Reporting Extension Agreement (the “Second Extension Agreement”), by and among the Company, the lenders party thereto (the “Lenders”) and MUFG Union Bank, N.A., as administrative agent (“Agent”), relating to the Company’s existing Second Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Agent. The Second Extension Agreement extends the time period for delivery to Agent and the Lenders of the Company’s (1) restated audited consolidated financial statements for the fiscal year ending December 31, 2016, (2) audited annual financial statements for the fiscal year ending December 31, 2017, and (3) restated consolidated financial statements for the fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, March 31, 2017, June 30, 2017 and September 30, 2017 (together, the “FY2016 and FY2017 Financial Statements”) until March 16, 2019, provided that the Company use its commercially reasonable efforts to deliver the FY2016 and FY2017 Financial Statements no later than September 30, 2018. The Second Extension Agreement further extends the time period for delivery to Agent and the Lenders of the Company’s unaudited quarterly financial statements for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 until March 16, 2019.

The current aggregate commitment amount of the Lenders under the Credit Agreement is $400,000,000 (the “Aggregate Commitments”) and in connection with the Second Extension Agreement, the Company has agreed to pay Agent, for the account of the Lenders, a non-refundable fee equal to two-tenths of one percent (0.20%) of the Aggregate Commitments (equal to $800,000) (the “Second Extension Fee”), payable in two installments. $500,000 of such Second Extension Fee is due and payable on the effective date of the Second Extension Agreement (the “First Installment”) and $300,000 of such Second Extension Fee shall be due and payable on September 30, 2018 (the “Second Installment”). The Second Installment, however, shall be automatically waived if the Company delivers to Agent and the Lenders the FY2016 and FY2017 Financial Statements and files with the Securities and Exchange Commission its Form 10-K Annual Report for the fiscal year ended December 31, 2017 on or before September 30, 2018.

The Company has had dialogue with the NYSE and expects that it will request an extension of the six month period to regain compliance with the NYSE’s continued listing requirements. The Company is focused on coming into compliance with its reporting requirements.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Second Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Extension Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description of Exhibits

10.1	Reporting Extension Agreement, dated as of June 28, 2018, by and among WageWorks, Inc., the lenders party thereto and MUFG Union Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

Dated: June 28, 2018	By:	/s/ Ismail Dawood
	Name:	Ismail Dawood
	Title:	Interim Chief Financial Officer